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                                                                    EXHIBIT 23.2

                           CONSENT OF ACCOUNTING FIRM

I consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130237) pertaining to the Cynosure 1992 Stock Option Plan, Cynosure 2004 Stock Option Plan, and the Cynosure 2005 Stock Option Plan of my report dated February 4, 2004, with respect to the consolidated financial statements of Sona International Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ T. James Hammond, CPA

Virginia Beach, Virginia
March 24, 2006